Exhibit 1


                             NOTE PURCHASE AGREEMENT

                         dated as of September 16, 1998

                                 by and between

                             RSTW PARTNERS III, L.P.
                                   "Purchaser"

                                       and

                     AVALON COMMUNITY SERVICES, INC., doing
                 business as Avalon Correctional Services, Inc.
                                       and
                       SOUTHERN CORRECTIONS SYSTEMS, INC.
                  individually and collectively, the "Company"

                                    regarding

                         12.5% SENIOR SUBORDINATED NOTE




                             NOTE PURCHASE AGREEMENT

  This Note Purchase Agreement (this "Agreement"), dated as of September 16, 1998, is by and among AVALON COMMUNITY SERVICES, INC., a Nevada corporation doing business as Avalon Correctional Services, Inc. ("Avalon"), SOUTHERN CORRECTIONS SYSTEMS, INC., an Oklahoma corporation ("SCS") (Avalon and SCS are hereinafter referred to individually and collectively as the "Company"), and RSTW PARTNERS III, L.P., a Delaware limited partnership ("RSTW"). Capitalized terms used in this Agreement not otherwise defined herein are defined in Section 11.1.

  To induce Purchaser to purchase the Senior Subordinated Note from the Company, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound.

I.   DESCRIPTION OF SENIOR SUBORDINATED NOTE AND COMMITMENT

     1.1 Description of Senior Subordinated Note. The Company will authorize the issuance and sale of its Senior Subordinated Note which shall be dated the Closing Date, shall be in the aggregate original principal amount of $10,000,000, and shall bear interest at the fixed rate of 12.5% per annum; provided, however, that upon the occurrence of any Event of Default, and during the continuation thereof, the unpaid principal amount of the Senior Subordinated Note shall, at the option of Purchaser, bear interest at the rate of 14.5% per annum. The Senior Subordinated Note shall be substantially in the form attached hereto as Exhibit A. Interest on the Senior Subordinated Note shall be computed on the basis of the actual number of days elapsed over a 360 day year.

     1.2 Commitment; Funding. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Senior Subordinated Note in the principal amount of $10,000,000 at a price of 100% of such principal amount. Delivery of the Senior Subordinated Note shall be made on the Closing Date in the offices of Patton Boggs LLP, 2200 Ross Avenue, Suite 900, Dallas, Texas 75201, against payment of the purchase price thereof, disbursed to such Person as the Company shall designate in writing. The Senior Subordinated Note will be delivered to Purchaser in fully registered form, and shall be issued in its name or the name of its nominee.

     1.3 Closing Fee. The Company shall pay to Purchaser a closing fee of $200,000 (2.0% of the face amount of the Senior Subordinated Note), in immediately available funds, on the Closing Date, which fee shall be deemed fully earned and nonrefundable on the Closing Date. Purchaser may, at its option, deduct the amount of the closing fee from the purchase price of the Senior Subordinated Note.

     1.4 Use of Proceeds. The proceeds from the sale of the Senior Subordinated Note shall be used solely (i) to finance a portion of the costs associated with the Company's construction, reconstruction and/or expansion of community correctional and juvenile facilities (ii) to repay existing Indebtedness of the Company, (iii) for Permitted Acquisitions, and (iv) for general working capital purposes.

II.  PAYMENT AND PREPAYMENT OF SENIOR SUBORDINATED
     OBLIGATIONS

     2.1 Principal and Interest Payments. Principal and interest on the Senior Subordinated Note shall be due and payable as follows:

          (a) Principal shall be due and payable (i) in three (3) equal installments, in the amount of $2,500,000 each, on the last Business Day of each of December 2005, March 2006 and June 2006, and (ii) on the
     Termination Date in an amount equal to the entire remaining unpaid principal balance outstanding on the Termination Date.

          (b) Interest shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 1998, and (ii) on the Termination Date.

     2.2 Optional Prepayments. At the Company's option, upon notice given as provided below, the Company may, at any time and from time to time, prepay all or any part of the principal of the Senior Subordinated Note, by payment to the Holders of the principal amount to be prepaid, plus (a) any accrued and unpaid interest on the principal amount so prepaid, plus (b) any expenses and/or damages for which Purchaser may be entitled to receive payment or reimbursement hereunder or, if the Senior Subordinated Note is being prepaid in full, the aggregate amount of all other Senior Subordinated Obligations (other than Senior Subordinated Obligations consisting of the Put Price under the Put Option in the event that such prepayment is made from the proceeds of a Qualified Secondary Public Offering), plus (c) a premium equal to the product of the applicable Premium Percentage multiplied by the principal amount of the Senior Subordinated Note so prepaid (unless such prepayment is made with the proceeds of a Qualified Secondary Public Offering, in which case no such premium shall be due). Each partial prepayment under this Section 2.2 shall be in a principal amount of not less than $250,000 or, if greater than $250,000, then in integral multiples of $50,000. Each prepayment under this Section 2.2 shall be applied first to accrued and unpaid interest on the principal amount so prepaid, second to any applicable Prepayment Fee, third to installments of principal in the inverse order of their maturities, and fourth to any expenses and/or damages for which Purchaser may be entitled. The amount of any such prepayment may not be reborrowed by the Company. The Company shall give notice of any optional prepayment to Purchaser not less than thirty (30) days nor more than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which such prepayment is to be made and the principal amount (together with accrued and unpaid interest, if any, thereon and any applicable Prepayment Fee) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount shall become due and payable on the specified prepayment date. The Company shall have no right to prepay the Senior Subordinated Note except as provided in this Section 2.2 or in Section 2.3.

     2.3 Mandatory Prepayments. The Company shall prepay the principal amount of the Senior Subordinated Note on the dates and in the principal amounts specified below, in each of the following circumstances:

          (a) In the event of any public or private offering by the Company or any of its Subsidiaries of any of its or their debt or equity securities (other than any debt or equity securities issued in connection with a Permitted Acquisition), the Company shall prepay the Senior Subordinated
     Note in an amount equal to the lesser of the (i) net proceeds of any such public or private offering (after any mandatory payments and prepayments in permanent reduction of the Senior Debt required under the Senior Loan Agreement made with respect thereto), or (ii) the aggregate amount of all Senior Subordinated Obligations (other than Senior Subordinated Obligations consisting of the Put Price under the Put Option in the event that such prepayment is made from the proceeds of a Qualified Secondary Public
     Offering), such prepayment to be made within five (5) Business Days of receipt of such net proceeds. At such time as each payment by the Company pursuant to this Section 2.3(a) is due, the Company shall also pay to Purchaser a premium equal to the product of the applicable Premium Percentage multiplied by the principal amount of the Senior Subordinated Note required to be so paid by the Company pursuant to this Section 2.3(a) (unless such prepayment is made with the proceeds of a Qualified Secondary Public Offering, in which case no such premium shall be due).

          (b) If during any fiscal year the Company or any of its Subsidiaries sell or otherwise dispose of (other than (i) a disposition described in Section 2.3(c) or (ii) a disposition permitted by Section 6.8 or Section 7.3) any property or properties, then the Company shall prepay the Senior Subordinated Note in an amount equal to the lesser of (i) the aggregate net cash proceeds of such sale or other disposition (after any mandatory payments and prepayments in permanent reduction of the Senior Debt required under the Senior Loan Agreement made with respect thereto) or (ii) the aggregate amount of all Senior Subordinated Obligations, such prepayment and premium to be made within five (5) Business Days of receipt of such net proceeds. At such time as each payment by the Company pursuant to this
     Section 2.3(b) is due, the Company shall also pay to Purchaser a premium equal to the product of the applicable Premium Percentage multiplied by the principal amount of the Senior Subordinated Note required to be so paid by the Company pursuant to this Section 2.3(b).

          (c) In the event of any sale or other disposition of all or substantially all of the stock or assets of the Company or any of its Subsidiaries in a single transaction or series of transactions, or any Casualty Event, or any return to the Company or any of its Subsidiaries of any surplus assets of any pension plan, the Company shall prepay the Senior Subordinated Note in an amount equal to the lesser of (i) the aggregate net cash proceeds of such sales or dispositions, Casualty Event (to the extent not subsequently applied toward replacement, restoration, rebuilding or repair of the damaged property within 90 days after the receipt of such net cash proceeds) or return of surplus assets (in each case, after any mandatory payments and prepayments in permanent reduction of the Senior Debt required under the Senior Loan Agreement made with respect thereto) or
     (ii) the aggregate amount of all Senior Subordinated Obligations (other than Senior Subordinated Obligations consisting of the Put Price under the Put Option in the event that such prepayment is made from the proceeds of a Qualified Secondary Public Offering), such prepayment to be made within five (5) Business Days of receipt of such net proceeds. At such time as each payment by the Company pursuant to this Section 2.3(c) is due, the Company shall also pay to Purchaser a premium equal to the product of the applicable Premium Percentage multiplied by the principal amount of the Senior Subordinated Note required to be so paid by the Company pursuant to this Section 2.3(c) (unless such prepayment is made with the proceeds of a Casualty Event or a Qualified Secondary Public Offering, in which case no such premium shall be due).

Any prepayment under this Section 2.3 shall be applied first to accrued interest, second to any applicable Prepayment Fee, third to installments of principal in the inverse order of their maturities and fourth to any expenses and/or damages for which Purchaser may be entitled. The amount of any such mandatory prepayment may not be reborrowed by the Company.

     2.4 Additional Payments. Except as otherwise provided herein or in the Other Agreements, all Senior Subordinated Obligations payable by the Company to the Holders shall be due within thirty (30) days following the date on which demand therefor is made by the Holders and shall bear interest from the date due until paid at the rate of interest then applicable under Section 1.1.

     2.5 Liquidated Damages. Any Prepayment Fee payable pursuant to Section 2.2 or Section 2.3 shall be payable as liquidated damages for loss of the opportunity to recover loan origination expenses and profits over the balance of the term of this Agreement and not as a penalty.

     2.6 Direct Payment. The Company will pay all sums becoming due hereunder and on the Senior Subordinated Note to Purchaser at the address specified for Purchaser on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for Purchaser on Annex I, or at such other address or in such other form as Purchaser shall have designated by notice to the Company at least five Business Days prior to the date of any payment, in each case without presentment and without notations being made thereon. All payments by the Company shall be made without set-off or counterclaim. Any wire transfer shall identify such payment as "Avalon Correctional Services, Inc., 12.5% Senior Subordinated Note" and shall identify the payment as principal, premium, interest and/or reimbursement of costs and expenses, together with the applicable date or period to which it relates.

     2.7 Payments Payable on Business Days. Payments of all amounts due hereunder or under the Senior Subordinated Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day, together with all interest (if any) accrued in the interim.

     2.8 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any Other Agreement, the Company shall not be required to pay, and Purchaser shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this Section 2.8 shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that the Holders may have contracted for, taken, reserved, charged or received hereunder shall be, at the Holders' option, (i) applied as a credit against the outstanding principal balance of the Senior Subordinated Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and
(e) the Company shall have no action against the Holders for any damages arising due to any Excess Interest. If for any period of time interest on any Senior Subordinated Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Senior Subordinated Obligations shall remain at the Maximum Rate until the Holders shall have received the amount of interest which the Holders would have received during such period on such Senior Subordinated Obligations had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Other Agreements for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Senior Subordinated Obligations until payment in full so that the rate or amounts of interest on account of the Senior Subordinated Obligations does not exceed the Maximum Rate. The terms of this Section 2.8 shall be deemed incorporated into each Other Agreement and any other document or instrument between the Company and any Holder or directed to the Company by any Holder, whether or not specific reference to this Section 2.8 is made.

     2.9 Joint and Several Liability; Rights of Contribution.

         (a) Each Company states and acknowledges that: (i) pursuant to this Agreement, the Companies desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of each Purchaser hereunder and a desire of the Companies that each Company execute and deliver to each Purchaser this Agreement; and (iv) the Companies have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

         (b) Each Company hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to each Purchaser for the full and prompt payment of the Senior Subordinated Obligations, the performance by each Company of its obligations hereunder in accordance with the terms hereof, and the representations and warranties set forth in Article IV hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify each Purchaser on demand for and against any loss incurred by such Purchaser as a result of any of the obligations of any Company being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to such Purchaser or any Person, the amount of such loss being the amount which such Purchaser would otherwise have been entitled to recover from such Company.

         (c) It is the intent of each Company that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Company under this
Section 2.9, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its assets as of such corresponding date ("Dated Assets"). To this end, each Company under this Section 2.9, (i) grants to and recognizes in each other Company, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Company, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Company or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each other Company in the amount, if any, by which the Dated Liabilities of such Company, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Company under this Section 2.9. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that the Companies will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 2.9 that each Company recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

     3.1 Existence. It is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     3.2 Authority. It has the right and corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement, and its partners, officers or agents executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     3.3 Investor Status. It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended, and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of the Senior Subordinated Note from the Company and the suitability thereof for Purchaser.

     3.4 Investment for own Account. Except as otherwise contemplated by this Agreement, Purchaser is acquiring the Senior Subordinated Note for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.


     3.5 Legend on Note. It agrees that the Senior Subordinated Note will bear the appropriate legends referencing restrictions on transfer and will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws.

IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     To induce Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser that the following statements are true, correct and complete:

     4.1. Corporate Existence and Authority. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of Nevada;
(b) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Senior Loan Documents, and all Other Agreements to which it is or in connection with the transactions contemplated hereby, may become, a party.

     4.2 Financial Statements. The Company has delivered to Purchaser (a) audited financial statements of the Company as at and for the fiscal year ended December 31, 1997, (b) unaudited financial statements of the Company for the six-month period ended June 30, 1998, and (c) an opening balance sheet for the Company reflecting a valuation of all of the Company's assets and liabilities based on GAAP, as of the Closing Date taking into account all transactions taking place on such date, all certified by the Company's chief financial officer and (except as stated above) based on GAAP and on financial data as of June 30, 1998 (as adjusted to reflect the consummation of the transactions contemplated under this Agreement, the Other Agreements and the Senior Loan Documents as if the same had occurred on June 30, 1998), and which are attached hereto as Schedule 4.2(a). The financial statements referred to in clauses (a) and (b) of this Section 4.2 have been prepared in accordance with GAAP (except as otherwise noted therein), and fairly present both the financial condition of the Company as of the respective dates indicated therein and the results of the Company's operations for the respective periods indicated therein. Attached hereto as Schedule 4.2(b) are financial projections of the Company for the period beginning on January 1, 1998 through December 31, 1999, together with a written statement of the assumptions underlying them. Such cash flow projections have been prepared in good faith based on estimates and assumptions believed by the Company to be reasonable as of the date such projections were prepared, and it is the Company's good faith belief that such cash flow projections are reasonably achievable by the Company. The pro forma balance sheets are, to the best knowledge of the Company after diligent inquiry and investigation, complete and accurate and fairly present each of the Company's assets, liabilities and financial condition, on the bases described above, as of the Closing Date, but taking into account the transactions contemplated by this Agreement, and the Senior Loan Documents and those contemplated as of the Closing Date under the Other Agreements. To the best of the Company's knowledge after diligent inquiry and investigation, there are no omissions from the pro forma balance sheets or other facts and circumstances not reflected in the pro forma balance sheets which are or may be material. At June 30, 1998, the Company had no liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which were, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Company as of that date which are not reflected on such financial statements. There has been no material adverse change in the condition, financial or otherwise, or operations of the Company since June 30, 1998, nor has there otherwise occurred a Material Adverse Effect.

     4.3 Default. The Company is not in violation of any material provision under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties is bound which is material. The Company is paying its debts as they become due.

     4.4 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance by the Company of this Agreement, the Senior Loan Documents and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions contemplated hereby will be duly authorized by all requisite action on the part of the Company and do not and will not violate its Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. Except as set forth on Schedule 4.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company of this Agreement, the Senior Loan Documents or the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in Schedule 4.4 have been obtained. The Company is not (a) in violation of any term of its Articles of Incorporation or Bylaws or
(b) in violation of any material provision of any contract, agreement, judgment or decree that is material and is in full compliance with all material laws, regulations and rules.

     4.5  Environmental  Condition  of the  Property.  Except  as  disclosed  on
Schedule 4.5:

         (a) The location, construction, occupancy, operation and use of the Property do not violate in any material respect any material applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property in any material way, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (hereinafter sometimes collectively called "applicable laws");

         (b) Without limitation of paragraph (a) above, neither the Company nor the Property is subject to any existing, pending or threatened material investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

         (c) The Company is not subject to any material liability or obligation relating to (i) the environmental conditions on, under or about the Property, including, without limitation, the soil and ground water conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance;

         (d) There is no Polluting Substance or other substance that may pose any material risk to safety, health or the environment on, under or about any Property;

         (e) The Company has taken reasonable steps to determine and hereby represents and warrants that no material amount of Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Property, and the use which the Company makes and intends to make of the Property does not and will not result in the disposal or other release of any material amount of Polluting Substances on, onto, into or from the Property; and

         (f) The Company has been issued all material required federal, state and local licenses, certificates or permits relating to, and the Property, the Company and the Company's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters.

     4.6 Solvency. The Company is not entering into the arrangements contemplated by this Agreement and the Other Agreements with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the transactions contemplated by the Senior Loan Agreement, this Agreement and the Other Agreements, and after issuance of the RSTW Common Stock:

         (a) the assets of the  Company,  at a fair  valuation,  will exceed the
total   liabilities   (including   contingent,   subordinated,   unmatured   and
unliquidated liabilities) of the Company;

         (b) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Company's judgment based on present circumstances, the most likely set of conditions and the Company's most likely course of action for the period projected, demonstrate that the Company will have sufficient cash flow to enable it to pay its debts as they mature; and

         (c) the Company will not have an unreasonably small capital base with which to engage in its anticipated business.

For purposes of paragraph (a) of this Section 4.6, the "fair valuation" of the assets of the Company shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, deeming the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

     4.7 Litigation and Judgments. Except as disclosed on Schedule 4.7, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, this Agreement, the Senior Loan Documents and/or the Other Agreements. Except as disclosed on Schedule 4.7, there are no outstanding judgments against the Company. None of the matters listed on
Schedule 4.7 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.8 Rights in Properties; Liens. The Company has good and indefeasible title to all properties and assets reflected on its balance sheets (except for the rights of its equipment lessors under its capitalized leases identified as such on such balance sheets), and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company has the exclusive right to use all of the Intellectual Property necessary or desirable to its business as presently conducted, and, to the best of the Company's knowledge, the Company's use of the Intellectual Property does not infringe on the rights of any other Person. To the best of the Company's knowledge, no other person is infringing the rights of the Company in any of the Intellectual Property. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, patent applications, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others; to the best of the Company's knowledge, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge; to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and to the best knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, patent applications, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries. The Company owes no royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

     4.9 Enforceability. This Agreement, the Senior Loan Documents and the Other Agreements to which the Company is a party, when delivered, shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     4.10 Indebtedness. The Company has no Indebtedness, except Permitted Indebtedness. All Indebtedness owed by the Company to any Affiliate is set forth on Schedule 4.10.

     4.11 Taxes. The Company has filed all tax returns (federal, state, and local) required to be filed, including, without limitation, information returns, reports and forms, and has paid all of its tax liabilities, other than immaterial amounts and taxes that are being contested by the Company in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser. The Company knows of no pending investigation of the Company by any taxing authority or pending but unassessed tax liability of the Company. The Company has made no presently effective waiver of any applicable statute of limitations, and the Company is not a party to any tax-sharing agreement.

     4.12 Use of Proceeds; Margin Securities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Company nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement, the Senior Loan Documents or any Other Agreements to violate Regulations G, U or X or to violate the Securities Exchange Act of 1934, as amended.

     4.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Company or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 4.13, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

     4.14 Disclosure. No representation or warranty made by the Company in the Senior Loan Documents or any Other Agreement to which the Company is a party contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which the Company has determined has a Material Adverse Effect, or which the Company has determined could have a Material Adverse Effect, that has not been disclosed in writing to Purchaser. No officer, director, shareholder (other than Purchaser), 5% owner of Company stock other than Purchaser or Affiliate of the Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Persons or individuals collectively own any beneficial interest in excess of 10%, is a party to any agreement, contract, commitment or transaction with the Company any of its Subsidiaries or has any material interest in any material property used by the Company or any of its Subsidiaries (each an "Affiliate Transaction").

     4.15 Subsidiaries and Capitalization. The Company has no Subsidiaries except as set forth on Schedule 4.15. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Company on the Closing Date is set forth on Schedule 4.15. No violation of any preemptive rights of shareholders of the Company has occurred by virtue of the transactions contemplated under this Agreement, the Senior Loan Documents or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the Company's capital stock, except pursuant to the Securities Documents or except as set forth on Schedule 4.15.

     4.16 Current Locations. Schedule 4.16 identifies (a) the Company's principal place of business and chief executive office, (b) all the locations where the Company maintains any books or records relating to any of its assets,
(c) all other locations where the Company has a place of business, and (d) each address where any of the Company's assets are located. Schedule 4.16 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Company has possession of any material amount of the assets of the Company except as disclosed on Schedule 4.16.

     4.17  Investment   Company  Act.   Neither  the  Company  nor  any  company
controlling the Company is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.18 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.19 No Burdensome Restrictions. The Company is not a party to, or bound by any agreement, condition, contract or arrangement which has, or which the Company reasonably expects in the future will have, a Material Adverse Effect.

     4.20 Securities Laws. The Company has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Senior Subordinated Note and the RSTW Common Stock.

     4.21 No Labor Disputes. The Company is not involved in any labor dispute. There are no strikes or walkouts or union organization of any of the Company's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement. The Company is in compliance with all laws, rules, regulations, orders and decrees applicable to the Company or its properties, except for instances of noncompliance which, individually or in the aggregate, will not have a Material Adverse Effect.

     4.22 Brokers. Neither the Company nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Company or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions, except as set forth on Schedule 4.22.

     4.23 Insurance. The amount and types of insurance carried by the Company, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Company and similarly situated, and include, without limitation, property and casualty insurance, general liability insurance, business interruption insurance and other insurance in the amounts and of the types described in Section 6.12 hereof.

     4.24 Conduct of Business. On the Closing Date, the Company is engaged only in businesses of the type described in Schedule 4.24.

V.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     Purchaser's obligations hereunder shall be subject to (a) the performance by the Company of its obligations hereunder which by the terms hereof are to be performed at or prior to delivery of the Senior Subordinated Note, and (b) the satisfaction of the following conditions on or before the Closing Date:

     5.1 Minimum Availability. The Company shall have available cash and immediately accessible availability under the Existing Loan Documents in an amount equal to not less than $2,800,000 on the Closing Date after giving affect to the payment of (a) all fees payable to Purchaser under the terms of this Agreement, and (b) all costs and expenses arising as a result of the transactions contemplated by this Agreement, the Senior Loan Documents and any Other Agreement to which the Company is a party, and Purchaser shall have received satisfactory evidence thereof.

     5.2 Due Diligence. The results of Purchaser's due diligence regarding the Company shall be satisfactory to Purchaser, and Purchaser shall be satisfied with the assets and books and records and the business and financial condition of the Company.

     5.3 No Litigation; Consummation of Transactions. No injunction, preliminary injunction, or temporary restraining order shall be threatened or shall exist which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) shall be threatened or shall exist with respect to the transactions contemplated herein, which, if adversely determined, could in the judgment of Purchaser have a Material Adverse Effect.

     5.4 Documents. Purchaser shall have received the following, each in form and substance satisfactory to Purchaser:

         (a) Senior Subordinated Note. The Senior Subordinated Note issued in the name of RSTW duly executed by the Company;

         (b) RSTW Common Stock and Securities Documents. The RSTW Common Stock, duly issued by Avalon to RSTW, along with the other fully executed Securities Documents and all other documents and instruments required pursuant thereto;

         (c) Junior Subordination Agreements. A junior subordination agreement duly executed in favor of Purchaser by a majority of the holders of Convertible Notes and by each Affiliate of the Company to whom the Company owes Indebtedness;

         (d) Other Agreements. All Other Agreements, duly executed by the parties thereto;

         (e)  Insurance.   Certified  copies  of  all  insurance   policies  and
endorsements thereto required by Section 6.12, together with a written report from an insurance broker acceptable to Purchaser, confirming that the amount of such insurance coverage and the terms and conditions thereof are substantially similar to policies maintained by companies similarly situated to the Company and engaged in the same or a similar business;

         (f) Approvals and Consents. Copies, certified by the Company of all consents, authorizations, filings, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement, the Senior Loan Documents or the Other Agreements to which the Company is a party;

         (g) Opinion of Counsel to the Company. The written legal opinion of Robertson & Williams, legal counsel to the Company substantially in the form attached hereto as Exhibit B;

         (h) General Certificate of the Company's Secretary. A certificate of the Secretary of the Company together with true, correct and complete copies of the following:

               (i) Articles of Incorporation. The Articles of Incorporation of the Company, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

               (ii) Bylaws. The Bylaws of the Company, including all amendments thereto;

               (iii) Resolutions. The resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Senior Loan Documents, and the Other Agreements to which the Company is a party and, with respect to Avalon, authorizing the issuance of the RSTW Common Stock;

               (iv) Existence and Good Standing Certificates. Certificates of the appropriate government officials of the state of incorporation of the Company as to its existence and good standing, and certificates of the appropriate government officials in each state where the Company does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

               (v) Incumbency. The names of the officers of the Company authorized to sign this Agreement and the Other Agreements to be executed by the Company, together with a sample of the true signature of each such officer;

         (i) Existing Loan Documents. Copies of the Existing Loan Documents and each document relating thereto, and a certificate of the Chief Executive Officer and Vice President of Finance of the Company certifying that the attached documents are a true, correct and complete set of the Existing Loan Documents;

         (j) Solvency Certificate. A certificate regarding the solvency of the Company, which includes a pro forma balance sheet and cash flow projections and analyses for the Company, executed by the Chief Executive Officer and the Vice President of Finance of the Company;

         (k) Sources and Uses Certificate. A certificate executed by the Chief Executive Officer and Vice President of Finance of the Company, setting forth in reasonable detail the sources and uses of funds in the transactions contemplated herein, in the Senior Loan Documents and in the Other Agreements;

         (l) Communication with Accountants. Purchaser shall have received a copy of a letter from the Company addressed to its accountants authorizing such accountants to disclose to Purchaser (or to Purchaser and the Holders Representative if Purchaser is not at the time the holder of the majority of the Senior Subordinated Obligations) such financial information concerning the Company as the Purchaser (or the Purchaser and the Holders Representative, as the case may be) may reasonably request to assist Purchaser (or Purchaser and the Holders Representative, as the case may be) in determining compliance by the Company with any of the financial covenants contained in Article VII hereof;

         (m) Transaction Certificate. A certificate of the Chief Executive Officer and the Vice President of Finance of the Company that, to the best of their knowledge after due investigation, all conditions precedent to the effectiveness of this Agreement have been satisfied or waived;

         (n) Environmental Reports. Environmental reports of an independent environmental consulting firm satisfactory to the Purchaser with respect to the Property and all improvements, fixtures and equipment located thereon, which reports shall evidence no violation of Environmental Laws or presence of Polluting Substances which is unacceptable to Purchaser in its sole discretion; and

         (o) Additional Information, Other Documents and Agreements. Such other information, documents, agreements, commitments and undertakings as Purchaser or Purchaser's counsel shall reasonably request.

     5.5 Material Adverse Change. For the period from June 30, 1998 to the Closing Date, and except for the transactions contemplated by this Agreement, the Other Agreements, and the Senior Loan Documents, there shall have been (a) no occurrence or event which, in Purchaser's opinion, has or could have a Material Adverse Effect, and (b) no occurrence or event which would lead the Company or Purchaser to believe that the Company would fail to meet the financial projections delivered to Purchaser pursuant to Section 4.2.

     5.6 Fees. A closing fee in the amount set forth in Section 1.3 shall have been paid to Purchaser. All other fees then payable pursuant to this Agreement which are due on or prior to the Closing Date (including the fees, expenses and disbursements of the Purchaser's counsel) shall have been paid to Purchaser (or such counsel, as applicable).

     5.7 No Event of Default. No Event of Default or Potential Default shall have occurred and be continuing.

     5.8 Representations and Warranties. All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on the Closing Date.

VI.  AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof and until the Senior Subordinated Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

     6.1 Financial Statements. The Company will furnish to Purchaser:

         (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company (unless the Company has requested an extension from the Securities and Exchange Commission regarding the date of filing of the Company's Form 10-K, in which case the ninety (90) day period referenced above shall instead be one hundred-five (105) days), beginning with the fiscal year ending December 31, 1998, (i) a copy of the financial statements of the Company for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by Grant Thornton, LLP or any "Big Four" firm of independent certified public accountants (or any other firm of independent certified public accountants of recognized national standing selected by the Company and consented to by the Holders to the effect that such financial statements have been prepared in accordance with GAAP; (ii) a letter from such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered simultaneously therewith in accordance with Section 6.2(a); and (iii) the Company's unaudited comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year, along with management's discussion and analysis of variances, as well as, variances between actual results for such fiscal year and actual results for the previous fiscal year. The annual audit report required hereby shall not be qualified on the basis that the Company is not a going concern or otherwise qualified or limited because of restricted or limited examination by the accountant of any material portion of any of the records of the Company.

         (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of an unaudited financial report of the Company as of the end of such calendar month and for the portion of the fiscal year then ended, containing balance sheets, statements of income, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, along with management's discussion and analysis all in reasonable detail, including, without limitation, a comparison of the actual results for such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the fiscal year to date.

         (c) Simultaneously with the delivery of financial information pursuant to Section 6.1(b) in respect of any month which is the last month of any fiscal quarter, management's discussion and analysis of variances between the results for the portion of the current fiscal year ended on the last day of such fiscal quarter and the corresponding period of the preceding fiscal year.

         (d) As soon as available, and in any event within sixty (60) days after the Closing Date, an unaudited balance sheet of the Company, dated as of the Closing Date, which gives effect to the issuance of the Senior Subordinated Note and the Securities Documents, and the financing transactions contemplated by the Senior Loan Agreement as if all commitments therein available to the Company as of the Closing Date were fully utilized, certified by the Chief Executive Officer and the Vice President of Finance of the Company as fairly presenting the Company's financial position.

         (e) On or before thirty (30) days prior to the beginning of each fiscal year of the Company, an annual budget or business plan for such fiscal year approved by the Board of Directors of the Company, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each fiscal year, all revisions.

         (f) as soon as available, copies of all final reports or letters submitted to the Company by its independent certified public accountants in connection  with  each  annual,  interim  or  special  audit  of  the  financial statements of the Company made by such accountants, including, without limitation, any management report, and the Company agrees to obtain such a report in connection with each of the annual audits.

     6.2 Certificates; Other Information. The Company will furnish to Purchaser all of the following:

         (a) Concurrently with the delivery of each of the financial statements referred to in Section 6.1(a) and Section 6.1(b), a certificate of an authorized officer of the Company in the form of the officer's certificate attached hereto as Exhibit C (i) stating that no Potential Default or Event of Default has occurred and is continuing or, if such officer has knowledge of a Potential Default or Event of Default, the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with Sections 7.9 and 7.10, (iii) stating that the financial statements attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) the financial condition and results of operations of the Company at the date and for the period indicated therein, (iv) containing summaries of accounts payable (including a list of any payables that are more than thirty (30) days past due), accounts receivable agings, and inventory, (v)
(A) containing a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding, the name, address and telephone/fax numbers of each of the holders or lenders, as the case may be, of such debt issue or loan outstanding, the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan outstanding and (B) making a statement in respect each thereof similar to statement required in clause (a)(i) above.

         (b) As soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders in their capacity as stockholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party, (iv) copies of all press releases and other statements made available generally by the Company to the public generally concerning material developments in the Company's business, and (v) a copy of all correspondence and reports sent by the Company to the Senior Lender (except for ordinary loan administration reporting pertaining to Collateral (as defined in the Senior Loan Agreement) and accounts payable, unless otherwise requested by the Holders Representative).

         (c) Promptly, such additional information concerning the Company as the Holders Representative may reasonably request.

     6.3 Books and Records; Accounting System. The Company shall keep (a) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs;
(b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied. Each of the Company and its Subsidiaries will maintain, and cause each of their Subsidiaries to maintain, a modern system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

     6.4 Financial Disclosure. The Company hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Holders Representative copies of any of the Company's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Purchaser any information they may have concerning the Company's financial status and business operations. The Company hereby irrevocably authorizes all federal, state and municipal authorities to furnish to Purchaser copies of reports or examinations relating to the Company, whether made by the Company or otherwise.

     6.5  Disclosure of Material  Matters.  The Company will,  immediately  upon learning thereof, report to the Holders Representative (a) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets including, without limitation, changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect, and (b) any material adverse change in the relationship between the Company and any of its suppliers or customers which could have a Material Adverse Effect.

     6.6 Performance of Obligations. The Company will duly and punctually pay and perform its obligations under this Agreement, the Senior Loan Documents and the Other Agreements to which it is a party.

     6.7 Preservation of Existence and Conduct of Business. The Company will preserve and maintain its corporate existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

     6.8 Maintenance of Properties. The Company will operate and maintain in good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and properties which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and properties are maintained and preserved. The Company will at all times maintain the Intellectual Property in full force and effect, and will defend and protect the Intellectual Property against all adverse claims, except to the extent that the failure to so maintain, defend or protect such Intellectual Property would not have a Material Adverse Effect.

     6.9 Payment of Taxes and Claims. The Company will pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by the Company or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, the Company will not be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser.

     6.10 Compliance with Laws. Except as otherwise permitted pursuant to the last sentence of this section, the Company shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of the Company's business if noncompliance with such acts, rules, regulations or orders could have a Material Adverse Effect; provided, however, the Company may contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that adequate reserves with respect thereto are established in accordance with GAAP.

     6.11 Payment of Leasehold Obligations; Compliance with Material Agreements. The Company shall at all times pay, when and as due, its rental obligations under all material leases under which it is a tenant or lessee, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the request of the Holders Representative, will provide evidence of its having done so. The Company may, however, contest or dispute its obligations under such material leases, provided that adequate reserves with respect thereto are established in accordance with GAAP. The Company shall also comply in all material respects with all material provisions of all material agreements, indentures, mortgages, deeds of trust or other agreements binding on it or affecting its properties or business (after giving effect to applicable grace periods contained therein, if any) where the failure to so comply would have a Material Adverse Effect.

     6.12 Insurance. The Company will maintain, with financially sound, reputable and solvent companies, insurance policies (a) insuring its assets and business against loss by fire, explosion, theft, business interruption and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring it against liability for personal injury and property damages relating to its assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business and use reasonably satisfactory to the Majority Holders. All general liability policies shall be endorsed in favor of the Holders as an additional insured. The Company shall (i) deliver copies of all such policies to the Holders Representative within 30 days after the Closing Date, and from time to time thereafter upon request, (ii) pay, or cause to be paid, all premiums for such insurance before such premiums become due, (iii) furnish to the Holders Representative satisfactory proof of the timely making of such payments, and (iv) cause such policies to require the insurer to give notice to the Holders Representative of termination of any such policy at least 30 days before such termination is to be effective.

     6.13 Inspection Rights. At any time and from time to time, the Company will permit representatives of the Holders Representative to examine and make copies of the books and records of, and visit and inspect the properties of, the Company, and to discuss the business, operations, and financial condition of the Company with its respective officers and employees and with its independent certified public accountants. In accordance with the terms of Section 12.1 hereof, the Company will promptly reimburse the Holders for all expenses incurred by representatives of the Holders in connection with such inspections.

     6.14 Notices. The Company will promptly, but in any event within five (5) days after first becoming aware thereof, notify the Holders Representative in writing of:

         (a) the commencement of any action, suit, or proceeding against the Company that, in its reasonable judgment, if determined adversely to the Company, would have a Material Adverse Effect;

         (b) the occurrence of an Event of Default, or an event which with the passage of time or giving of notice or both constitutes an Event of Default (as defined in the Senior Loan Agreement) under any of the Senior Loan Documents or under any instrument or agreement evidencing any other Indebtedness of the Company, which notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto; or

         (c) any other matter that has had or, in the reasonable judgment of the Company, is likely to have, a Material Adverse Effect; and

         (d) The occurrence of a Potential Default or an Event of Default, which notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto.

Any notification required by this Section 6.14 shall be accompanied by a certificate of the Chief Executive Officer or Vice President of Finance setting forth the details of the specified events and the action which the Company proposes to take with respect thereto.

     6.15 Additional Notices. Immediately upon receipt by the Company, the Company shall provide the Holders Representative with copies of all notices (including notices of default), statements and financial information, including notices of default, received from the Senior Lender under the Senior Loan Agreement and any other creditor or lessor with respect to the acceleration of the maturity of any item of Indebtedness for borrowed money which, if not paid, could give rise to an Event of Default under Section 8.1(b) or the repossession of material property from the Company.

     6.16 Senior Loan Document Amendments. The Company shall promptly provide Purchaser with copies of all proposed amendments to the Senior Loan Documents and of all other loan agreements to which the Company is a party.

     6.17 Further Assurances. Each of the Company and the Holders shall execute and deliver, from time to time, upon the reasonable request of the other party, such supplemental agreements, statements, assignments and transfers, or instructions on documents as may be necessary in order that the full intent of the parties to this Agreement and the Other Agreements may be carried into effect.

     6.18 Compliance with ERISA and the Code. The Company will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to any liability thereunder. The Company will pay and will cause each other member of any Controlled Group to pay when due any amount payable by it to the Pension Benefit Guaranty Corporation. Promptly after the filing thereof, the Company shall furnish to Purchaser with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

     6.19 Compliance with Regulations G, U and X. Neither the Company nor any Person acting on its behalf will take any action which might cause this Agreement, the Senior Subordinated Note, the Securities Documents, the Senior Loan Documents or any Other Agreements to violate, and the Company will take all actions necessary to cause compliance with, Regulations G, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     6.20 Fiscal Year. The Company will cause its fiscal year to be the twelve month period ending on December 31 of each year.

     6.21 Board Observation and Membership. The Company will deliver to Purchaser and the Holders Representative (i) a certified copy of all materials distributed at or prior to all meetings of the Company's board of directors, certified as true and accurate by the Secretary of the Company, promptly following each such meeting and (ii) a certified copy of the minutes of each of the meetings of the Company's board of directors, certified as true and accurate by the secretary of the Company, as soon as available but in any event promptly following the end of the next subsequent regular meeting of the Company's board of directors. The Company (a) will permit Purchaser, at all times during which
(i) RSTW is a Holder of all or any portion of the Senior Subordinated Note or the RSTW Common Stock or any stock, warrants or other equity interest in the Company issued to it or received by it upon exercise, conversion or exchange thereof or as a dividend or other distribution with respect thereto, to designate, by written notice, one Person to serve as a member of the Company's board of directors and (ii) RSTW is not a Holder of all or any portion of the Senior Subordinated Note or the RSTW Common Stock or any stock, warrants or other equity interest in the Company issued to it or received by it upon exercise, conversion or exchange thereof or as a dividend or other distribution with respect thereto, to designate, by written notice, one Person to serve as a member of the Company's board of directors (but only if Purchaser then owns, directly or indirectly, five percent (5%) or more of the fully diluted capital stock of the Company) and (b) will permit the Majority Holders, at all times during which all or any part of the Senior Subordinated Note remains outstanding, to designate one Person in addition to the Person designated by Purchaser under the immediately preceding clause (a) to attend and observe all meetings of the Company's board of directors. The Company will (a) provide such designee or designees, as the case may be, notice of all such meetings not less than seven calendar days in advance, except that (x) if longer advance notice is given to the members of the board of directors, the same advance notice will be given to such designee or designees, as the case may be, and (ii) if exceptional circumstances arise which make it prudent for a special meeting of the board of directors to be called on less than seven calendar days' notice, then such meeting may be called with such notice as may be reasonable at the time and the same advance notice given to the members of the board of directors will be given to such designee or designees, as the case may be, and (b) provide to such designee or designees, as the case may be, a copy of all materials distributed at such meetings. Such meetings shall be held in person at least quarterly, and may be called at any time on two occasions per calendar year on seven calendar days' actual notice to the Company by the Person designated to serve as a member of the Company's board of directors by Purchaser (unless no such Person has been designated to serve as a member of the Company's board of directors by Purchaser, in which case any Person designated to serve as an observer of the Company's board of directors by the Majority Holders shall be permitted to call such meetings). The Purchaser may change its designee by written notice to the Company. The Company shall reimburse each such observer for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings.

     6.22 Environmental Costs.

         (a) The Company hereby indemnifies and holds each Holder harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to the Company.

         (b) To the extent the laws of the United States or any state in which the Company leases or owns property provide that a lien upon the property of the Company may be obtained for the removal of Polluting Substances which have been released, no later than sixty (60) days after notice is given by Purchaser to the Company, the Company shall deliver to Purchaser a report issued by a qualified, third party environmental consultant selected by the Company and approved by Purchaser certifying as to the existence of any Polluting Substances located upon or beneath the specified property, leased or owned. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any Person, the Company shall remove, or cause to be removed, such Lien and such Polluting Substance at the Company's expense.

VII. NEGATIVE COVENANTS

     The Company covenants and agrees that from the date hereof until the Senior Subordinated Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

     7.1 Indebtedness. The Company will not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness except (a) Permitted Indebtedness; (b) any extension, renewal or refinancing of any Permitted Indebtedness (other than the Senior Loans) on such terms and conditions as are, on the whole, no more onerous to the Company than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing; and (c) any replacement or refinancing of the Senior Loans; provided that (i) the interest rate on such refinancing shall be no greater than the interest rate provided for in the Senior Loan Agreement, (ii) the amortization of principal on such refinancing shall be for no shorter period, and for no greater annual amounts, than the amortization provided for in the Senior Loan Agreement (except that term loan principal that is so refinanced may fully amortize on a straight-line basis during such permitted period), (iii) the maximum principal amount outstanding under the Senior Loans as so replaced or refinanced does not exceed the maximum principal amount permitted to be outstanding under the Senior Loan Agreement on the date of such replacement or refinancing [unless the Company on the date of such replacement or refinancing shall have made a prepayment on the Senior Subordinated Note to the Holders in an amount equal to such increased amount (the "Senior Loan Increase"), together with any applicable Prepayment Fee and other amounts required under Section 2.3(a)], and (iv) the other terms and conditions of such replacement or refinancing, taken as a whole, are not materially more onerous to Holders than the terms of the Senior Loan Agreement as in effect on the Closing Date. Any Permitted Indebtedness which is subordinated to the Senior Subordinated
Obligations shall continue to be subordinated to the Senior Subordinated Obligations on terms and conditions satisfactory to the Holders.

       7.2 Limitation on Liens. The Company will not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, including, but not limited to, its shares of capital stock of each of its Subsidiaries, whether now owned or hereafter acquired, except Permitted Liens.

     7.3 Merger, Acquisition, Dissolution and Sale of Assets. The Company will not become a party to a merger or consolidation or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person (except for (i) Permitted Acquisitions and (ii) a merger or consolidation involving only the Company and any of its Subsidiaries where the Company is the surviving entity of such merger or consolidation) or dissolve or liquidate. The Company will not form, acquire or permit the existence of any Subsidiary or Subsidiaries of the Company other than as described in Section 4.15. The Company will not, without the prior written consent of the Holders, sell assign or transfer any of its assets or properties (except inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the Company's business).

     7.4 Restricted Payments. The Company will not at any time make or become obligated to make, directly or indirectly, any (a) declaration of any dividend (other than in-kind common stock dividends (to the extent required by the Convertible Notes) and stock splits) on, or any other payment or distribution in respect of, any shares of capital stock of the Company, (b) payment or distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of capital stock of the Company or of any warrant, option or other right to acquire such shares (except pursuant to the Securities Documents), or (c) payment or distribution on account of any Indebtedness of the Company which is subordinate to the Senior Subordinated Note (except pursuant to the subordination agreement related thereto).

     7.5 Loans and Investments. Except for Permitted Investments, the Company will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person.

     7.6 Transactions with Affiliates. Except as contemplated by this Agreement and the Other Agreements, the Company will not enter into any transaction with any director, officer, employee, shareholder, or Affiliate of the Company, or any Affiliate or relative of the foregoing, except transactions (including those permitted by Section 7.5, if any) upon terms which are, in the judgment of the Holders, fair and reasonable and at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder or Affiliate of the Company. Upon the occurrence and during the continuation of a Potential Default or Event of Default, the Company shall not be permitted to make any payments with respect to any Affiliate Transactions or any transactions otherwise permitted under this Section 7.6.

     7.7 Nature of Business. The Company will not engage in any business other than the businesses set forth on Schedule 4.24, or any business reasonably related thereto.

     7.8 Modification of Senior Loan Agreement. The Company will not agree or consent to any modification, amendment or waiver of any of the terms or provisions of the Senior Loan Documents in effect on the date hereof without Purchaser's prior written consent, except as set forth in the Senior Subordination Agreement and, in any event, without providing Purchaser with written notice thereof.

     7.9 Capital Expenditures. The Company will not make any Capital Expenditures if, as a result thereof, the Capital Expenditures of the Company would, in the aggregate, exceed (i) $650,000 during the Company's fiscal years ending December 31, 1998 and 1999, respectively, (ii) $700,000 during the
Company's  fiscal year ending  December  31,  2000,  (iii)  $750,000  during the
Company's  fiscal  year ending  December  31,  2001,  (iv)  $800,000  during the
Company's  fiscal  year  ending  December  31,  2002,  (v)  $850,000  during the
Company's  fiscal  year ending  December  31,  2003,  (vi)  $900,000  during the
Company's fiscal year ending December 31, 2004, (vii) $950,000 during the Company's fiscal year ending December 31, 2005, and (viii) $1,000,000 during the Company's fiscal year ending December 31, 2006. In the event that the Company enters into a capital lease with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section 7.9, the entire principal amount of such capital lease shall be considered expended in full on the date that the Company enters into such capital lease.

     7.10 Financial Covenants.

         (a) EBITDA. The Company shall not permit its EBITDA for any twelve (12) month period ending on the last day of any calendar quarter ending on any of the dates set forth below to be less than the amount set forth below for such date:


                   Date                                      Amount
            September 30, 1998                           $1,400,000.00
             December 31, 1998                           $1,550,000.00
              March 31, 1999                             $1,825,000.00
               June 30, 1999                             $2,100,000.00
            September 30, 1999                           $2,550,000.00
             December 31, 1999                           $2,800,000.00
              March 31, 2000                             $3,000,000.00
               June 30, 2000                             $3,200,000.00
            September 30, 2000                           $3,500,000.00
             December 31, 2000                           $4,000,000.00
              March 31, 2001                             $4,500,000.00
               June 30, 2001                             $4,500,000.00
            September 30, 2001                           $4,500,000.00
  December 31, 2001 and the last day of                  $5,000,000.00
   each calendar quarter thereafter

         (b) Fixed Charge Coverage. The Company shall not permit its Fixed Charge Coverage for any twelve (12) month period ending on the last day of any calendar quarter ending on any of the dates set forth below to be less than the ratio set forth below for such date:

                   Date                                      Ratio
            September 30, 1999                            .85 to 1.00
             December 31, 1999                            .90 to 1.00
  March 31, 2000 and the last day of each                 1.00 to 1.00
        calendar quarter thereafter

         (c) Indebtedness to EBITDA. The Company shall not permit the ratio of its (i) total Indebtedness calculated as of the last day of any calendar quarter ending on any of the dates set forth below to (ii) EBITDA for the twelve (12) month period ending on such date, to be greater than the ratio set forth below for such date:


                   Date                                      Ratio
            September 30, 1999                            9.00 to 1.00
             December 31, 1999                            8.50 to 1.00
              March 31, 2000                              7.50 to 1.00
               June 30, 2000                              6.50 to 1.00
            September 30, 2000                            6.00 to 1.00
             December 31, 2000                            5.50 to 1.00
    March 31, 2001 and the last day of                    5.00 to 1.00
     each calendar quarter thereafter

     7.11 Remuneration. The Company will not and will not permit any of its Subsidiaries to (a) pay any management, consulting, or similar fees to any shareholder, member or Affiliate of the Company or to any director, officer, directors, employee or immediate family member of any such Affiliate, shareholder or member, except as set forth in Schedule 7.11, or (b) pay any compensation to the Persons identified on Schedule 7.11 in excess of the amounts set forth Schedule 7.11 (other than pursuant to the Employment Agreements) whether such compensation consists of salary, bonus, management, consulting or other fees, capital distributions, or other benefits or otherwise, and regardless of whether such compensation is paid by the Company and/or any Subsidiary or Affiliate of the Company.

     7.12 Modification of Convertible Notes. The Company will not agree to any modification, amendment or waiver of any of the terms or provisions of the Convertible Notes without the Holders' prior written consent.

     7.13 Construction of New Facilities. The Company will not begin the construction of any community correctional or juvenile facility without first obtaining (i) a written contract regarding the construction of such community correctional or juvenile facility from the Person intending to utilize such facility (including but not limited to any proper governmental or quasi-governmental body or authority, whether national, federal, state, county, municipality, local or otherwise, and any instrumentality, division, agency, body or department thereof) and (ii) the prior written consent of Purchaser.


VIII. EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Company shall fail to pay when due (whether upon acceleration or otherwise), any principal, interest, Prepayment Fee or other sums payable under the Senior Subordinated Note, this Agreement or any of the Other Agreements (including, without limitation, any Senior Subordinated Obligations consisting of the Put Price under the Put Option);

         (b) The Company shall fail to pay when due and after passage of any applicable notice and cure periods (whether upon acceleration or otherwise), any Indebtedness (other than the Senior Debt), individually or in the aggregate, having an unpaid principal amount in excess of $100,000.00;

         (c) (i) The Company shall fail to perform or observe any agreement, covenant term or condition contained in the Senior Subordinated Note, the Other Agreements or in Sections 6.1(a), (c), (d), (e) or (f), 6.2, 6.12, 6.13, 6.14 or
6.21 or Article VII of this Agreement; or (ii) the Company shall fail to perform or observe any agreement, covenant, term or condition contained in Section
6.1(b) of this Agreement, and such failure continues for a period of five (5) days following the earlier to occur of (x) the date on which the Company is notified of such failure by any Holder or (y) the date upon which any member of the management of the Company first became aware or, with the exercise of reasonable diligence, should have become aware of the occurrence of such failure; or (iii) the Company shall fail to perform or observe any agreement, covenant, term or condition contained in this Agreement, the Senior Subordinated Note or any Other Agreement (excluding the specific Sections and Article referred to in Sections 8.1(c)(i) and (ii) above), and such failure continues for a period of fifteen (15) days following the earlier to occur of (x) the date on which the Company is notified of such failure by any Holder or (y) the date upon which any member of the management of the Company first became aware or, with the exercise of reasonable diligence, should have become aware of the occurrence of such failure;

         (d) The Company shall fail to comply, after passage of any applicable notice and cure periods, with any other agreement, indenture, mortgage or deed of trust (other than the Senior Loan Documents) binding on it or affecting its properties or business;

         (e) Any representation or warranty whatsoever made or provided by the Company to any Holders in connection with this Agreement or any Other Agreement was incorrect or misleading in any material respect, when made;

         (f) The Company shall become subject to an Event of Bankruptcy;

         (g) Any judgment or order for payment of money shall be rendered against the Company which exceeds $250,000 (unless such judgment or order for payment of money is fully covered by insurance and the applicable insurance company has acknowledged coverage in writing) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (h) The occurrence or existence of any event of default under the Senior Loan Documents, except for such defaults as have been waived by the Senior Lender; or

         (i) The occurrence of a Change of Control.

     8.2 Remedies of Holders upon Occurrence of Event of Default. When any Event of Default described in Section 8.1 above, other than any Event of Default described in clause (f) thereof, has occurred and is continuing, the Majority Holders may, in addition to any other right, power or remedy permitted by law declare the entire amount of the Senior Subordinated Obligations, including, without limitation, the entire principal, premium (if any) and all interest accrued then outstanding under the Senior Subordinated Note, to be, and the same shall thereupon become, forthwith due and payable, together with a premium equal to the product of the applicable Premium Percentage multiplied by the entire principal amount then outstanding under the Senior Subordinated Note, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, and in such event the Company shall forthwith pay to the Holders an amount equal to 100% of the amount thereof. When any Event of Default described in subparagraph (f) of Section 8.1 above shall occur, all of the Senior Subordinated Obligations, including, without limitation, the entire principal, premium (if any), and all accrued interest then outstanding under the Senior Subordinated Note, shall thereupon be forthwith due and payable, together with a premium equal to the product of the applicable Premium Percentage multiplied by the entire principal amount then outstanding under the Senior Subordinated Note, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (including any notice by the Holders of the Senior Subordinated Note), all of which are hereby expressly waived by the Company, and the Company will (subject to the terms of the Senior Subordination Agreement) forthwith pay to the Holders an amount equal to 100% of the amount thereof.

     8.3 Annulment of Acceleration. The provisions of the foregoing Section 8.2 are subject to the condition that, if all or any part of the Senior Subordinated Obligations have been declared or have otherwise become immediately due and payable by reason of the occurrence of any Event of Default, the Majority
Holders may, by written instrument delivered to the Company (an "Annulment Notice"), rescind and annul such declaration and the consequences thereof as to the Senior Subordinated Note, provided that (a) at the time such Annulment Notice is delivered no judgment or decree has been entered for the payment of any moneys due pursuant to such Senior Subordinated Obligations in connection therewith, and (b) all arrears of interest and all other sums payable on such Senior Subordinated Obligations in connection therewith (except any principal, interest or premium which has become due and payable solely by reason of such declaration under Section 8.2 hereof) shall have been duly paid or deferred by the Holders of the Senior Subordinated Obligations agreeing to such rescission and annulment; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto, and shall not be deemed a waiver of the Event of Default giving rise to the acceleration unless specifically waived in writing by the Majority Holders.

     8.4 Payment of Senior Subordinated Obligations. Subject to the terms of the Senior Subordination Agreement, Purchaser shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Senior Subordinated Note and payment of all other Senior Subordinated Obligations on the date when due and, upon the occurrence and continuance of an Event of Default, to institute suit against the Company for the enforcement of any such payment. Such rights shall not be impaired without Purchaser's prior written consent.

     8.5 Remedies. Subject to the terms of the Senior Subordination Agreement, if any Event of Default shall occur and be continuing, the Majority Holders on behalf of all Holders may exercise any right or remedy it has at law, in equity or under this Agreement or any Other Agreement. No right or remedy conferred upon or reserved to any Holder or Holders under this Agreement or any Other Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any Holder or Holders may be exercised from time to time and as often as may be deemed expedient by such Holder or Holders, as the case may be.

     8.6 Conduct No Waiver. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice any Holder's rights, powers and remedies. If the Company fails to pay when due (or in the case of interest, within the Three Business Day period after the due date thereof), the principal of, the premium (if any) or the interest on, the Senior Subordinated Obligations, or fails to comply with any other provision of this Agreement, the Company shall pay to the Holders, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorney's fees of one legal counsel selected by Purchaser (or if Purchaser at such time is not a Holder, then one legal counsel selected by the Majority Holders) incurred by the Holders in collecting any sums due on the Senior Subordinated Obligations or in otherwise enforcing any rights of the Holders.

IX.  SUBORDINATION

     Notwithstanding any provision in this Agreement to the contrary, the Indebtedness evidenced by the Senior Subordinated Note shall be subordinate in right of payment to all regularly scheduled payments of principal and interest with respect to Senior Debt, and Purchaser's rights and remedies hereunder shall be subordinate to the rights and remedies of the Senior Lender, in accordance with the terms of the Senior Subordination Agreement. Nothing contained in this
Article IX or elsewhere in this Agreement, in the Senior Subordinated Note or the Senior Subordination Agreement is intended to or shall impair, as between the Company and Purchaser, the obligations of the Company, which are absolute and unconditional, to pay to Purchaser the principal of, Prepayment Fee (if any) and interest on the Senior Subordinated Note and all other Senior Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Purchaser and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent Purchaser from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Agreement.

X.   FORM OF SENIOR SUBORDINATED NOTE, REGISTRATION, TRANSFER AND REPLACEMENT

     10.1 Form of Senior Subordinated Note. The Senior Subordinated Note initially delivered under this Agreement will be a fully registered note in the form attached hereto as Exhibit A. The Senior Subordinated Note is issuable only in fully registered form in denominations of at least $100,000 (or the then-remaining outstanding balance thereof, if less than $100,000).

     10.2 Senior Subordinated Note Register. The Company shall cause to be kept at the principal office a register for the registration and transfer of the Senior Subordinated Note. The names and addresses of the Holder of the Senior Subordinated Note, the transfer thereof and the name and address of the transferee of the Senior Subordinated Note shall be recorded in such register.

     10.3 Issuance of New Senior Subordinated Note upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of the Senior Subordinated Note at the office of the Company designated for notices in accordance with Section 12.3 hereof, the Company shall execute and deliver, at its expense, one or more new Senior Subordinated Notes of any authorized denomination requested by the Holder of the surrendered Senior Subordinated Note, each dated the date to which interest has been paid on the Senior Subordinated Note so surrendered (or, if no interest has been paid, the date of the surrendered Senior Subordinated Note), but in the same aggregate unpaid principal amount as the surrendered Senior Subordinated Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Senior Subordinated Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Senior Subordinated Note or by his attorney duly authorized in writing.

     10.4 Replacement of Senior Subordinated Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Senior Subordinated Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Senior Subordinated Note, the Company, without charge to the Holder thereof, will make and deliver a new Senior Subordinated Note of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Senior Subordinated Note. If any such lost, stolen or destroyed Senior Subordinated Note is owned by RSTW or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Senior Subordinated Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Senior Subordinated Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

XI.  INTERPRETATION OF AGREEMENT

     11.1 Certain Terms Defined. When used in this Agreement, the terms set forth below are defined as follows:

     "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

     "Affiliate Transaction" is defined in Section 4.15.

     "Agreement" means this Note Purchase Agreement, including all schedules and exhibits hereto, as the same may be modified, supplemented, extended and/or amended from time to time.

     "Annulment Notice" is defined in Section 8.3.

     "Business Day" means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of Texas.

     "Capital Expenditures" means expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets or incurrence of such expenses by way of increased product or service charges, offset items or otherwise and payments with respect to capitalized lease obligations (excluding, however, any expenditures made and liabilities incurred by the Company in connection with the construction, reconstruction and/or expansion of community correctional and juvenile facilities, to the extent permitted by Section 7.13).

     "Casualty Event" means any of the following events: (a) the destruction of any Property or other tangible assets of the Parent, the Company or any of their respective Subsidiaries, or the occurrence of damage to such Property or assets which renders the repair or replacement thereof uneconomic; (b) the requisition of title to such Property or assets by any governmental authority for a period of more than 6 months; (c) the constructive total loss with respect to such Property or assets; or (d) the loss of quiet title to any real property owned or leased by the Parent, the Company or their respective Subsidiaries.

     "Change of Control" shall be deemed to have occurred at such times as: (a) any Person, or two or more Persons acting in concert (other than RSTW and its affiliates and Donald E. Smith), directly or indirectly acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of securities of any Company or any Subsidiary (excluding any acquisitions of securities arising from the conversion of the Convertible Notes or the issuance or exercise of options, warrants or securities constituting Permitted Stock (as defined in the Securities Documents); or (b) Avalon ceases to own, free and clear of all Liens other than Permitted Liens, all of the outstanding capital stock of SCS; or (c) Donald E. Smith shall cease to directly own and control any capital stock of Avalon owned by him on the Closing Date (other than any shares of capital stock that he is permitted to transfer pursuant to
     Section 5.01(i), (ii), (iii) or (v) of the Shareholder Agreement); or (d) Donald E. Smith ceases to be employed as Chief Executive Officer of the Company.

     "Closing  Date"  means  the date on which all of the  conditions  stated in
     Article V of this Agreement have been met to Purchaser's satisfaction and the purchase price for the Senior Subordinated Note has been paid, but in any event not later than September 30, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

     "Company" means Avalon Community Services, Inc., a Nevada corporation doing business as Avalon Correctional Services, Inc., and, unless the context requires otherwise, shall include its Subsidiaries, if any.

     "Controlled  Group" means any group of organizations  within the meaning of
     Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

     "Convertible Notes" means the Company's 7.5% Convertible Debentures due August 26, 2007 and September 12, 2007, respectively, in the aggregate principal amount of $4,150,000, issued pursuant to that certain Debenture Purchase Agreement dated as of August 26, 1997 by and between the Company and the purchasers listed on Schedule A thereto.

     "Dated Assets" is defined in Section 2.9.

     "Dated Liabilities" is defined in Section 2.9.

     "EBITDA" means, for any period of determination, (a) net income; plus, (b) in each case, to the extent deducted in determining net income for such period (i) interest expense, (ii) taxes, (iii) depreciation and amortization and similar non-cash charges, (iv) extraordinary losses, (v) losses arising from the sale of assets of the Company,and (vi) losses from discontinued operations incurred during the Company's fiscal year ended December 31, 1997; and minus (c) in each case, to the extent included in determining net income for such period (i) extraordinary gains and (ii) gains arising from the sale of assets of the Company, all calculated in accordance with GAAP.

     "Employee  Benefit  Plan" means any employee  benefit  plan,  as defined in
     Section 3(3) of ERISA, which is, previously has been or will be established or maintained by any member of a Controlled Group.

     "Employment Agreements" means, collectively, the Employment Agreements, by and between the Company and each of Donald E. Smith and Jerry M. Sunderland, as in effect on the Closing Date.

     "Environmental Laws" means all federal, state, or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to (a) Polluting Substances or (b) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated thereunder.

     "Event of Bankruptcy" means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by the Company of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction which shall not be dismissed or stayed within thirty (30) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within 30 days.

     "Event of Default" is defined in Section 8.1.

     "Excess Interest" is defined in Section 2.8.

     "Existing Loan Documents" means those mortgage loan documents identified on
     Schedule 11.1(1) hereto.

     "Fixed Charge Coverage" means, for any period of determination, the ratio of (i) EBITDA, to (ii) Fixed Charges.

     "Fixed Charges" means, for any period of determination, the sum of (i) all scheduled principal payments due in respect of Indebtedness during such period, (ii) all interest expenses paid in cash during such period, (iii) all Capital Expenditures incurred during such period and (iv) all taxes not included in the determination of EBITDA that are paid in cash during such period.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question, provided, that the Company may not change the use or application of any accounting method, practice or principle without the prior written consent of Purchaser, which consent may require that an adjustment be made to any and all the financial covenants and the capital expenditure covenant set forth herein. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Holders" means the Person or Persons who, at the time of determination, is the lawful owner of all or a portion of the Senior Subordinated Note or an obligee of all or a portion of the Senior Subordinated Obligations. Unless otherwise provided in this Agreement, in each instance that the consent or request of the Holders to an action is required, the Holders will be deemed to have consented to or requested such action, as the case may be, if the Majority Holders so consent or request, as the case may be.

     "Holders Representative" means at any date of determination (i) Purchaser, at all times during which Purchaser is a Holder of Senior Subordinated Notes having an aggregate principal amount equal to greater than 50% of the then outstanding principal amount of all Senior Subordinated Notes and (ii) the Person appointed in writing by the Majority Holders to act as their representative from time to time for purposes herein, at all other times.

     "Impositions" is defined in Section 6.9.

     "Indebtedness" means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets,
     (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof and (f) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c),
     (d) or (e).

     "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

     "Majority Holders" means Holders which, as of the date of determination, own Senior Subordinated Obligations having an aggregate principal amount equal to 50% or more of the then outstanding principal amount of all Senior Subordinated Obligations.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or (b) the impairment of the ability of any party to perform its obligations under this Agreement or any of the Other Agreements to which it is a party or of Purchaser to enforce or collect any of the Senior Subordinated Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Maximum Rate" is defined in Section 2.8.

     "Other Agreements" means the Senior Subordinated Note, the Securities Documents and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company and delivered to and for the benefit of Purchaser or any Person participating with Purchaser in the Senior Subordinated Note with respect to this Agreement or any of the transactions contemplated by this Agreement.

     "Pension  Plan" means any  employee  pension  benefit  plan,  as defined in
     Section 3(2) of ERISA, which is, was or will be established or maintained by any member of the Controlled Group.

     "Permitted  Acquisition"  means  the  acquisition  by  the  Company  of any community correctional or juvenile facility or operation (whether accomplished as an asset acquisition or stock purchase) provided that (a) the total purchase price of any such acquisition (including the amount of any Indebtedness assumed in any connection therewith) does not exceed $2,500,000, (b) the purchase price of such acquisition (including the amount of any Indebtedness assumed in connection therewith), when combined with the purchase price of all other Permitted Acquisitions consummated by the Company from and after the Closing Date, does not exceed $15,000,000,
     (c) no Potential Default or Event of Default exists at the time any such acquisition is to be made or would exist after giving effect to the consummation of such acquisition, (d) the total purchase price for any such correctional or juvenile facility or operation does not exceed an amount equal to the product of (x) the EBITDA of such correctional or juvenile facility or operation for the twelve (12) month period ending immediately prior to such acquisition (after adding back to actual EBITDA the amount of any excess compensation paid to officers or employees of the correctional or juvenile facility or operation to be acquired), multiplied by (y) five
     (5), (e) the EBITDA of such correctional or juvenile facility or operation for the twelve (12) month period ending immediately prior to such acquisition (after adding back to actual EBITDA the amount of any excess compensation paid to officers or employees of the correctional or juvenile facility or operation to be acquired) is positive and (f) such acquisition is permitted by the Senior Loan Documents.

     "Permitted Indebtedness" means (a) any Indebtedness in favor of the Senior Lender under the Senior Loan Agreement and created pursuant thereto, (b) any Indebtedness in favor of Purchaser under this Agreement and/or the Other Agreements and created pursuant thereto, (c) presently existing or hereafter arising purchase money Indebtedness incurred by the Company to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section 7.9, and (d) the Convertible Notes, and (e) the other Indebtedness set forth on Schedule 11.1(a) and approved by Purchaser.

     "Permitted Investments" means the following:

          (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof), having maturities of not more than twelve (12) months from the date of acquisition;

          (b) time deposits, certificates of deposit and interest rate protection obligations owing from (i) any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve months from the date of acquisition or (ii) which are fully insured by the Federal Deposit Insurance Corporation with maturities of not more than twelve (12) months from the date of acquisition;

          (c) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve (12) months after the date of acquisition;

          (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above; or

          (e) the purchase of all or any part of the existing mortgage indebtedness secured by the El Paso Intermediate Sanction Facility, 1650 Horizon Boulevard, El Paso, Texas.

     "Permitted Liens" means (a) Liens in favor of the Senior Lender under the Senior Loan Agreement in effect on the date hereof or created pursuant thereto, (b) Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section 7.9 hereof, but only so long as (i) such Lien attaches only to the asset so financed, (ii) the Indebtedness secured by such Lien does not exceed 100% of the purchase price, including installation and freight, of the asset so financed and
     (iii) no Potential Default or Event of Default has occurred and is continuing, (c) Liens for property taxes not yet due, (d) materialmen's, mechanics', worker's, repairmen's, employees' or other like Liens arising against the Company in the ordinary course of business, in each case which are either not delinquent or are being contested in good faith and by appropriate actions or proceedings conducted with due diligence and for the payment of which adequate reserves in accordance with GAAP have been established with respect thereto to the reasonable satisfaction of Purchaser, (e) deposits to secure payment of worker's compensation, unemployment insurance or other social security benefits and (f) Liens disclosed on Schedule 11.1(b) and approved by Purchaser.

     "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

     "Polluting Substances" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

     "Potential Default" means the occurrence of any condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

     "Premium Percentage" means, with respect to any payment or prepayment made or required of the Company under Section 2.2, Section 2.3, or Section 8.2, the premium percentage set forth below which corresponds to the earliest date set forth below upon which such payment or prepayment, as the case may be, is made or required pursuant to such section of the Agreement:


         Payment Date or Prepayment Date                     Premium Percentage

         Closing Date through September 15,                          6.0%
         1999
         September 16, 1999 through September                        5.0%
         15, 2000
         September 16, 2000 through September                        4.0%
         15, 2001
         September 16, 2001 through September                        3.0%
         15, 2002
         September 16, 2002 through September                        2.0%
         15, 2003
         September 16, 2003 through September                        1.0%
         15, 2004
         September 16, 2004 and thereafter                           0.0%

     "Prepayment Fee" means and includes (a) the premium payable by the Company to Purchaser under subclause (c) of the first sentence of Section 2.2 in the event of a prepayment under Section 2.2, (b) the premium payable by the Company to Purchaser under Section 2.3, as a result of the occurrence of an event described in Section 2.3, and (c) the premium payable by the Company to Purchaser under Section 8.2 under any of the circumstances which require the payment of a premium by the Company to Purchaser under Section 8.2.

     "Property" means all real property owned, leased or operated by the Company.

     "Purchaser" means RSTW, together with all of its transferees, successors and assigns of all or any portion of the Senior Subordinated Note or the Senior Subordinated Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Company, and shall include, but not be limited to, each and every "Holder" as defined herein. With respect to any right or action to be taken by Purchaser under this Agreement, the term Purchaser means (a) so long as RSTW is a Holder, RSTW, and (b) if RSTW is no longer a Holder, Majority Holders.

     "Qualified Secondary Public Offering" means a firm commitment, underwritten public offering of the Company's common stock to the general public pursuant to one or more registration statements declared effective by the United States Securities and Exchange Commission which results in gross cash proceeds of at least $25,000,000.

     "Reportable Event" means (i) any of the events set forth in Sections 4043(b) (other than a merger, consolidation or transfer of assets in which no Pension Plan involved has any unfunded benefit liabilities), 4068(f) or 4063(a) of ERISA, (ii) any event requiring any member of the Controlled Group to provide security under Section 401(a)(29) of the Code, or (iii) any failure to make payments required by Section 412(m) of the Code.

     "RSTW Common Stock" means the 1,622,488 shares of Avalon's common stock to be issued by Avalon to RSTW on the Closing Date pursuant to the terms of the Securities Documents.

     "Securities Documents" means, collectively, (a) the RSTW Common Stock, (b) the Stock Purchase Agreement dated as of the Closing Date executed by and between Avalon and RSTW, with respect to the issuance to RSTW of the RSTW Common Stock, and (c) the Shareholder Agreement.

     "Senior Debt" means, at any given time, the Indebtedness (whether now outstanding or hereafter incurred) of the Company in respect of the Senior Loan Agreement, in a principal amount acceptable to Purchaser, in its sole discretion, plus interest, fees, expenses, indemnities and all other amounts payable under the Senior Loan Agreement and any notes, security documents, guaranties or other loan documents referred to therein or pursuant thereto.

     "Senior Lender" means one or more financial institutions acceptable to Purchaser, in its sole discretion, its/their respective successors and assigns, and any Person who replaces or refinances the Senior Loans under the terms set forth in Section 7.1(c).

     "Senior Loan Agreement" means the loan agreement to be entered into after the Closing Date by and between the Company and the Senior Lender, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder, all of which shall be in form and substance satisfactory to Purchaser, in its sole discretion.

     "Senior Loan Documents" means the Senior Loan Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto.

     "Senior Loans" means revolving credit loans in a maximum principal amount acceptable to Purchaser, in its sole discretion, to be made to the Company by the Senior Lender under the Senior Loan Agreement and any permitted replacements and refinancings thereof.

     "Senior  Subordinated  Note"  means  a term  promissory  note  issued  to a
     Purchaser   pursuant  to  this  Agreement,   together  with  all  renewals,
     modifications, extensions, substitutions and replacements thereof.

     "Senior Subordinated Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company to Purchaser to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

     "Senior Subordination Agreement" means that certain Senior Subordination Agreement to be entered into after the Closing Date by the Company, the Senior Lender and Purchaser pursuant to which the relative priorities of the Senior Lender and Purchaser with respect to the repayment of Senior Debt and the Senior Subordinated Obligations are established, and all amendments and modifications thereto.

     "Shareholder Agreement" means the Shareholder Agreement dated as of the Closing Date executed by RSTW, Avalon and each of Donald E. Smith and Jerry
     M. Sunderland, as the same may be amended, modified or restated from time to time.

     "Subsidiary" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly 50% or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person if it is a trust, association or other unincorporated organization.

     "Termination  Date" means the earliest to occur of (a)  September 15, 2006,
     (b) the date on which the Senior Subordinated Note is accelerated pursuant to Article VIII, or (c) the date on which the Senior Subordinated Obligations are paid in full.

     "Termination Event" means (a) a Reportable Event, (b) the termination of a Pension Plan which has unfunded benefit liabilities (including an involuntary termination under Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or (e) the appointment of a trustee to administer a Pension Plan under Section 4042 of ERISA.

     "Transfer" is defined in Section 12.5 hereof.

     "Transferee" means any Person to whom a Transfer is made.

Terms which are defined in other Sections of this Agreement shall have the meanings specified therein. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

     11.2 Accounting Terms and Definitions. Unless otherwise defined or specified herein all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Company to RSTW on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in Section 6.21 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to RSTW by Company on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP as in effect at the time of deliverance of such financial statements. If GAAP shall change from the basis used in preparing the audited financial statements delivered to RSTW by Company on or before the Closing Date, the certificates required to be delivered pursuant to Section 6.2 demonstrating compliance with the covenants contained herein shall include, at the election of Company or upon the request of RSTW, calculations setting forth the adjustments necessary to demonstrate how Company is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

     11.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

XII. MISCELLANEOUS

     12.1 Expenses. The Company agrees to pay (a) all out-of-pocket expenses of Purchaser (including reasonable fees, expenses and disbursements of Purchaser's counsel) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Senior Subordinated Note, the Other Agreements, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof; and (b) if an Event of Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel or Purchaser in any way or respect arising in connection with or relating to any of the events or actions described in this Article XII shall be payable by the Company to Purchaser, on demand, and shall be additional Senior Subordinated Obligations. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges; facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. The Company agrees to indemnify Purchaser from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Other Agreements, and any documents executed in connection therewith.

     12.2 Indemnification. IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER AGREEMENTS, THE COMPANY HEREBY INDEMNIFIES AND HOLDS HARMLESS PURCHASER AND ANY OTHER HOLDERS, AND EVERY AFFILIATE OF ANY OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS' FEES AND EXPENSES (INCLUDING ANY OF THE SAME ARISING OUT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED) TO WHICH ANY OF THEM MAY BECOME
SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE COMPANY, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     12.3 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to Purchaser at the address specified on Annex I hereto or to such other address as Purchaser may in writing designate, (b) if to any other Holder, addressed to such Holder at such address as such Holder may in writing designate, and (c) if to the Company, addressed to the Company at the address set forth next to its name on the signature pages hereto or to such other address as the Company may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

     12.4 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchaser at the closing of the purchase of the Senior Subordinated Note, and (c) financial statements, certificates and other information previously or hereafter furnished to Purchaser, may be reproduced by Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

     12.5 Assignment, Sale of Interest. The Company may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Company hereby consents to Purchaser's participation, sale, assignment, transfer or other disposition (collectively, a "Transfer"), at any time or times hereafter, of this Agreement, or the Other Agreements to which the Company is a party, or of any portion hereof or thereof, including, without limitation, Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. In connection with any Transfer, the Company agrees to cooperate fully with Purchaser and any potential Transferee. Such cooperation shall include, but is not limited to, cooperating with any audits or other due diligence investigation undertaken by any potential Transferee (provided that the cost of any such audits or other due diligence investigations shall be borne by the potential Transferee and not by the Company). Unless an Event of Default has occurred and is continuing hereunder, Purchaser shall not sell, assign or transfer all or any part of this Agreement or the Other Agreements to any Person that is in direct competition with the Company.

     12.6 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     12.7 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 12.3.

     12.9 Reliance on and Survival Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) shall be deemed to be material and to have been relied upon by Purchaser, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, and (b) shall survive the delivery of this Agreement and the Senior Subordinated Note until all obligations of the Company under this Agreement shall have been satisfied.

     12.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Senior Subordinated Notes, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     12.11 Law Governing. THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN
PART IN THE STATE OF TEXAS. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

     12.12 Waivers; Modification. NO PROVISION OF THIS AGREEMENT MAY BE WAIVED, CHANGED, AMENDED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE COMPANY AND THE MAJORITY HOLDERS, AND SUCH WAIVER, CHANGE, AMENDMENT OR MODIFICATION SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH IT IS GIVEN; PROVIDED, HOWEVER, THAT ANY CHANGE, AMENDMENT OR MODIFICATION OF, OR WAIVER OF COMPLIANCE WITH ANY OF THE PROVISIONS OF THIS SECTION 12.12, THE DEFINITION OF MAJORITY HOLDERS OR ANY TERMS AFFECTING THE MATURITY OF OR ANY OTHER DATES FOR PAYMENT SHALL REQUIRE THE WRITTEN AGREEMENT OF EACH HOLDER.

     12.13 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND PURCHASER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR SUBORDINATED NOTE OR ANY DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF PURCHASER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     12.14 Confidentiality. The Purchaser and each of the Holders agrees not to disclose to any Person (other than (x) Persons in a confidential relationship with Purchaser or such Holder which have been informed that such disclosure is confidential or (y) persons that have agreed in writing to maintain such information as confidential), any confidential written or oral information (a) provided to it by or on behalf of the Company pursuant to or in connection with this Agreement or the Other Agreements and not from any other source or (b) obtained by Purchaser or such Holder in connection with a review of the books and records of the Company, attendance at meetings of the board of directors of the Company or discussions with the Company's independent certified public accountants, officers, directors or Affiliates and not from any other source; provided, however, that nothing herein shall prevent Purchaser or any Holder from disclosing any such information (i) which is required to be made in a judicial, administrative or governmental proceeding, (ii) required by any applicable law or regulation, (iii) made to any governmental agency or regulatory body having or claiming authority over any aspect of the Purchaser's or such Holder's (or any Affiliate of either of the foregoing) businesses in connection with the exercise of such authority or claimed authority, (iv) which is required pursuant to a subpoena, (v) made on a confidential basis as the Purchaser or such Holder deems reasonably necessary or appropriate to any of its investors, any bank or financial institution and/or counsel to or other representatives of such investors, bank or financial institution or (vi) in connection with the exercise of any remedy hereunder. The Purchaser and each Holder severally agrees that, upon being notified that disclosure of such confidential information is sought from it under circumstances described in clause (i) or clause (iv) of the immediately preceding sentence, it shall endeavor to provide notice of the same to the Company prior to making such disclosure, but in no event shall it be liable for failure to provide such notice.

     12.15 Other Business. It is understood and accepted that Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company.

     IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to
be  executed  and  delivered  by  their  respective   officers   thereunto  duly
authorized.

                                       COMPANY:

                                       AVALON COMMUNITY SERVICES, INC.


                                       By: \Donald E. Smith
                                       Donald E. Smith, Chief Executive Officer

                                       SOUTHERN CORRECTIONS SYSTEMS, INC.


                                       By:  \Donald E. Smith
                                       Donald E. Smith, Chief Executive Officer

                                       Company's Address for Notices:

                                       13401 Railway Drive
                                       Oklahoma City, Oklahoma 73114
                                       Attn: Donald E. Smith
                                       Randall J. Wood, Esq.
                                       Facsimile:  (405) 752-8852

                                       with a copy to:

                                       Robertson & Williams
                                       3033 N.W. 63rd Street, Suite 160
                                       Oklahoma City, Oklahoma 73116
                                       Attn: Mark Robertson, Esq.
                                       Facsimile: (405) 843-6707

                                       PURCHASER:

                                       RSTW PARTNERS III, L.P.

                                       By: RSTW Management, L.P., its
                                           general partner

                                       By: Rice Mezzanine Corporation,
                                           its general partner

                                       By:  \Philip Davidson
                                       Name:  Philip A. Davidson
                                       Title:


                                     Annex I
                                       to
                             Note Purchase Agreement

                        Information Concerning Purchaser


RSTW:  RSTW Partners III, L.P.

Principal Amount of
Senior Subordinated Note:           $10,000,000

Address for notices:       RSTW Partners III, L.P.
                           c/o RSTW Management, L.P.
                           5847 San Felipe, Suite 4350
                           Houston, Texas  77057
                           Attn:  James P. Wilson
                           Facsimile:  (713) 783-9750

                           and with a copy to:

                           Patton Boggs LLP
                           2200 Ross Avenue, Suite 900
                           Dallas, Texas 75201
                           Attn:  R. Jeffery Cole, Esq.
                           Facsimile:  (214) 871-2688

Payments to be made
by wire transfer to:       Southwest Bank of Texas, N.A.
                           Houston, Texas
                           ABA Routing #113011258
                           Accounting #9048545
                           For the Account of:
                           RSTW Partners III, L.P.
                           Money Market Account [#9020012]
                           re:  Avalon Correctional Services, Inc.


                                 Schedule 4.2(a)
                                       to
                             Note Purchase Agreement

                              Financial Statements




                                 Schedule 4.2(b)
                                       to
                             Note Purchase Agreement

                              Financial Projections




                                  Schedule 4.4
                                       to
                             Note Purchase Agreement

                 Authorizations, Approvals, Consents and Filings



                                  Schedule 4.5
                                       to
                             Note Purchase Agreement

                       Environmental Condition of Property


                                  Schedule 4.7
                                       to
                             Note Purchase Agreement

                            Litigation and Judgments


                                  Schedule 4.10
                                       to
                             Note Purchase Agreement

                           Indebtedness to Affiliates



                                  Schedule 4.15
                                       to
                             Note Purchase Agreement

                         Subsidiaries and Capitalization


                                  Schedule 4.16
                                       to
                             Note Purchase Agreement

                                Current Locations



                                  Schedule 4.22
                                       to
                             Note Purchase Agreement

                                     Brokers


                                  Schedule 4.24
                                       to
                             Note Purchase Agreement

                               Conduct of Business




                                  Schedule 7.11
                                       to
                             Note Purchase Agreement

                                  Remuneration


                                Schedule 11.1(a)
                                       to
                             Note Purchase Agreement

                               Other Indebtedness



                                Schedule 11.1(b)
                                       to
                             Note Purchase Agreement

                                   Other Liens



                                    Exhibit A
                                       to
                             Note Purchase Agreement

                        Form of Senior Subordinated Note


                                    Exhibit B
                                       to
                             Note Purchase Agreement

                              Form of Legal Opinion




                                    Exhibit C
                                       to
                             Note Purchase Agreement

                    Form of Officer's Compliance Certificate